UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 03, 2025

THE HAIN CELESTIAL GROUP, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-22818	22-3240619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 River Street,
Hoboken, New Jersey		07030
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (516) 587-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On May 7, 2025, The Hain Celestial Group, Inc. (the “Company”) issued a press release announcing financial results for its third quarter ended March 31, 2025. A copy of the press release is furnished as Exhibit 99.1 hereto.

The information contained in this Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2025, the Company announced that Wendy P. Davidson has departed from her roles as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), effective as of the end of the day on May 6, 2025 (the “Effective Date”). While the Board conducts an external search, the Board has appointed Alison E. Lewis, a member of the Board, to serve as Interim President and Chief Executive Officer, effective as of May 7, 2025. Ms. Lewis has served on the Board since 2024 and will continue such service during her time as the Company’s Interim President and Chief Executive Officer.

Ms. Lewis, 57, has been an independent director since September 2024 and is a 35-year veteran of the consumer packaged goods industry. Ms. Lewis served as the Chief Growth Officer of Kimberly-Clark Corporation, a global consumer goods company, from 2019 to August 2024. As Chief Growth Officer, she led the growth strategy for the company’s four categories and was responsible for driving superior in-market execution, unlocking disciplined and profitable revenue growth, and maximizing innovation for value and scale. Prior to Kimberly-Clark, Ms. Lewis served as Chief Marketing Officer at Johnson & Johnson Family of Consumer Companies from 2013 to 2019. Prior to her role at Johnson & Johnson, Ms. Lewis served as Senior Vice President and Chief Marketing Officer, North America at The Coca-Cola Company. Ms. Lewis began her career at Kraft General Foods. She held leadership roles both domestically and internationally at Johnson & Johnson Family of Consumer Companies and The Coca-Cola Company. Her experience in digital-first marketing and sales models placed e-commerce at the forefront of commercial growth and transformation.

Ms. Lewis does not have any family relationships with any executive officer or director of the Company. There are no arrangements or understandings with the Company, or any other persons, under which Ms. Lewis was elected to serve as an officer of the Company. In addition, she is not party to any transaction requiring disclosure under Item 404(a) of Regulation S-K.

Offer Letter with Ms. Lewis

In connection with Ms. Lewis’s appointment, the Company expects to enter into an offer letter with Ms. Lewis effective as of May 7, 2025 (the “Start Date”). The offer letter is expected to provide that Ms. Lewis’s employment as Interim President and Chief Executive Officer will continue until the earliest to occur of (i) the date a permanent President and Chief Executive Officer is appointed, (ii) the first anniversary of the Start Date, (iii) the Company’s termination of Ms. Lewis’s employment for any reason, or (iv) Ms. Lewis’s resignation of employment for any reason.

Ms. Lewis’ offer letter is further expected to provide for (i) a monthly base salary of $100,000 and (ii) a one-time grant of restricted share units (“RSUs”) under the Company’s 2022 Long Term Incentive and Stock Award Plan (the “Plan”) with a grant date fair value of $900,000 (the “RSU Award”). The RSU Award will vest on the first anniversary of the Start Date, subject to Ms. Lewis’s continued employment as Interim President and Chief Executive Officer except as provided below. The RSU Award will otherwise be subject to the terms and conditions set forth in the Plan and an award agreement thereunder.

The RSU award agreement is expected to provide that if, prior to the first anniversary of the Start Date, Ms. Lewis’s employment is terminated (i) by the Company without cause, (ii) due to the appointment of a permanent President and Chief Executive Officer or (iii) by Ms. Lewis for good reason following a change in control, then subject to Ms. Lewis’s execution and non-revocation of a release of claims, a pro-rata portion of the RSUs granted pursuant to the RSU Award will vest based on the number of days Ms. Lewis is employed from the Start Date to the date of termination.

The Company also expects to enter into a Confidentiality, Non-Interference, and Invention Assignment Agreement with Ms. Lewis effective as of the Start Date including customary restrictive covenants.

Separation Agreement with Ms. Davidson

Ms. Davidson’s departure from the Company is expected to be treated as a termination without cause pursuant to the terms of her offer letter with the Company, dated as of November 22, 2022, which sets forth cash severance and certain other benefits therewith. These severance payments and benefits are conditioned upon Ms. Davidson’s execution and non-revocation of a separation agreement that includes a release of claims in favor of the Company and an acknowledgement of the continued effectiveness of her restrictive covenants.

On May 7, 2025, the Company issued a press release announcing the foregoing transition matters. A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of The Hain Celestial Group, Inc. dated May 7, 2025 announcing financial results for the fiscal third quarter ended March 31, 2025
99.2	Press Release of The Hain Celestial Group, Inc. dated May 7, 2025 announcing executive transition
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HAIN CELESTIAL GROUP, INC.

Date:	May 7, 2025	By:	/s/ Lee A. Boyce
Lee A. Boyce Chief Financial Officer